                                                                EXHIBIT 4-D-1(C)




                            DUKE ENERGY CORPORATION

                                       TO

                            THE CHASE MANHATTAN BANK

                                                    Trustee

                               ----------------

                          Third Supplemental Indenture

                           Dated as of March 11, 1999

                               ----------------

                                  $200,000,000

                          Series C 6.60% Senior Notes

                                    Due 2038

                               ----------------

                             TABLE OF CONTENTS (1)

                                   ARTICLE 1

                          Series C 6.60% Senior Notes

                                                                            Page
                                                                            ----
 Section 101. Establishment...............................................    1
 Section 102. Definitions.................................................    1
 Section 103. Payment of Principal and Interest...........................    2
 Section 104. Denominations...............................................    3
 Section 105. Global Securities...........................................    3
 Section 106. Redemption at the Option of the Corporation.................    3
 Section 107. Paying Agent................................................    3

                                   ARTICLE 2

                          Special Insurance Provisions

 Section 201. Supplemental Indentures.....................................    3
 Section 202. Events of Default and Remedies..............................    3
 Section 203. Insurance Policy Payment Procedures.........................    4
 Section 204. Application of Term "Outstanding"...........................    5
 Section 205. Insurer as Third-Party Beneficiary..........................    5
 Section 206. Notices.....................................................    5
 Section 207. Concerning the Special Insurance Provisions.................    5
 Section 208. Amendments or Supplements....................................   5

                                   ARTICLE 3

                            Miscellaneous Provisions

 Section 301. Recitals by Corporation.....................................    5
 Section 302. Ratification and Incorporation of Original Indenture........    5
 Section 303. Executed in Counterparts....................................    5

Exhibit A Form of Series C 6.60% Senior Note Due 2038
Exhibit B Certificate of Authentication
--------
(1) This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

  THIS THIRD SUPPLEMENTAL INDENTURE is made as of the 11th day of March, 1999, by and between DUKE ENERGY CORPORATION, a North Carolina corporation, having its principal office at 526 South Church Street, Charlotte, North Carolina 28202 (the "Corporation"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as Trustee (herein called the "Trustee").

                             W I T N E S S E T H:

  WHEREAS, the Corporation has heretofore entered into a Senior Indenture, dated as of September 1, 1998 (the "Original Indenture") with The Chase Manhattan Bank, as Trustee;

  WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as the same may be amended and supplemented to the date hereof, including by this Third Supplemental Indenture, is herein called the "Indenture";

  WHEREAS, under the Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Indenture and the terms of such series may be described by a supplemental indenture executed by the Corporation and the Trustee;

  WHEREAS, the Corporation proposes to create under the Indenture a new series of Securities;

  WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

  WHEREAS, all conditions necessary to authorize the execution and delivery of this Third Supplemental Indenture and to make it a valid and binding obligation of the Corporation have been done or performed.

  NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                          Series C 6.60% Senior Notes

  Section 101. Establishment. There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Corporation's Series C 6.60% Senior Notes Due 2038 (the "Series C Notes").

  There are to be authenticated and delivered $200,000,000 principal amount of Series C Notes, and no further Series C Notes shall be authenticated and delivered except as provided by Section 304, 305, 306, 906 or 1106 of the Original Indenture. The Series C Notes shall be issued in fully registered form without coupons.

  The Series C Notes shall be in substantially the form set out in Exhibit A hereto, and the form of the Trustee's Certificate of Authentication for the Series C Notes shall be in substantially the form set forth in Exhibit B hereto.

  Each Series C Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

  Section 102. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

  "Insurance Paying Agent" means State Street Bank and Trust Company, N.A., New York, New York, or any successor thereto, as the fiscal agent under the Policy.

  "Insurer" means MBIA Insurance Corporation, a New York-domiciled stock insurance corporation.

  "Interest Payment Dates" means March 31, June 30, September 30 and December 31, commencing June 30, 1999.

  "Original Issue Date" means March 11, 1999.

  "Policy" means the financial guaranty insurance policy issued by the Insurer with respect to regularly scheduled payments due for principal of and interest on the Series C Notes as provided in such policy.

  "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the 15th calendar day prior to such Interest Payment Date.

  "Stated Maturity" means December 31, 2038.

  Section 103. Payment of Principal and Interest. The principal of the Series C Notes shall be due at Stated Maturity (unless earlier redeemed). The unpaid principal amount of the Series C Notes shall bear interest at the rate of 6.60% per annum until paid or duly provided for, such interest to accrue from March 11, 1999 or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest shall be paid quarterly in arrears on each Interest Payment Date to the Person or Persons in whose name the Series C Notes are registered on the Regular Record Date for such Interest Payment Date; provided that interest payable at the Stated Maturity of principal or on a Redemption Date as provided herein shall be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Series C Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee ("Special Record Date"), notice whereof shall be given to Holders of the Series C Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Series C Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

  Payments of interest on the Series C Notes shall include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series C Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series C Notes is not a Business Day, then payment of the interest payable on such date shall be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. "Business Day" means a day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office is closed for business.

  Payment of principal of, premium, if any, and interest on the Series C Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal of, premium, if any, and interest on Series C Notes represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security, provided that, in the case of payments of principal and premium, if any, such Global Security is first surrendered to the Paying Agent. If any of the Series C Notes are no longer represented by a Global Security, (i) payments of principal, premium, if any, and interest due at the Stated Maturity or earlier redemption of such Series C Notes shall be made at the office of the Paying Agent upon surrender of such Series C Notes to the Paying Agent and (ii) payments of interest shall be made, at the option of the Corporation, subject to such surrender where applicable, (A) by check mailed to the address of the Person entitled thereto as such address shall appear in the

Security Register or (B) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

  Section 104. Denominations. The Series C Notes shall be issued in denominations of $25 or any integral multiple thereof.

  Section 105. Global Securities. The Series C Notes shall initially be issued in the form of one or more Global Securities registered in the name of the Depositary (which initially shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Series C Notes represented by such Global Security or Global Securities shall not be exchangeable for, and shall not otherwise be issuable as, Series C Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

  A Global Security shall be exchangeable for Series C Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Corporation that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Corporation within 90 days of receipt by the Corporation of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Corporation within 90 days after it becomes aware of such cessation or (ii) the Corporation in its sole discretion determines that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series C Notes registered in such names as the Depositary shall direct.

  Section 106. Redemption at the Option of the Corporation. The Series C Notes shall be redeemable, in whole or from time to time in part, at the option of the Corporation, on or after March 11, 2004, on at least 30 days', but not more than 60 days', prior notice mailed to each Holder of the Series C Notes to be redeemed, at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest to the Redemption Date.

  If less than all of the Series C Notes are to be redeemed, the Trustee shall select the Series C Notes or portions of Series C Notes to be redeemed by such method as the Trustee shall deem fair and appropriate. The Trustee may select for redemption Series C Notes and portions of Series C Notes in amounts of whole multiples of $25.

  The Series C Notes shall not have a sinking fund.

  Section 107. Paying Agent. The Trustee shall initially serve as Paying Agent with respect to the Series C Notes, with the Place of Payment initially being the Corporate Trust Office.

                                   ARTICLE 2

                         Special Insurance Provisions

  Section 201. Supplemental Indentures. The consent of the Insurer shall be required with respect to any indenture supplemental to the Original Indenture requiring the consent of the Holders of the Series C Notes pursuant to Section 902 of the Original Indenture for such supplemental indenture to be effective with respect to the Series C Notes.

  Section 202. Events of Default and Remedies. Subject to Section 107 of the Original Indenture and to the Trust Indenture Act, including, without limitation, Sections 316(a)(1) and 317(a) thereof, if an Event of Default with respect to the Series C Notes occurs and is continuing, the Insurer shall be entitled to control and direct the enforcement of all rights and remedies granted to the Holders of the Series C Notes or the Trustee for the benefit of the Holders of the Series C Notes under the Indenture, including, without limitation, the right to accelerate the principal of the Series C Notes as provided in Section 502 of the Original Indenture, and the Insurer shall also be entitled to approve any waiver of an Event of Default with respect to the Series C Notes, the obligation of the Trustee to comply with any such direction to be subject to compliance with the conditions set forth in Sections 512 and 603(5) of the Original Indenture (as if references in those Sections to Holders were references to the Insurer) and the protections provided to the Trustee by Section 315(d)(3) of the Trust Indenture Act shall be applicable with respect to any direction from the Insurer given pursuant hereto (as if references in said Section to holders were references to the Insurer).

  Section 203. Insurance Policy Payment Procedures. If the Trustee does not have sufficient funds for any payment of principal or interest on the due date or if the Trustee has notice that any Holder has been required to disgorge payments of principal or interest on the Series C Notes to a trustee in bankruptcy or creditors or others pursuant to a final judgment by a court of competent jurisdiction that such payment constitutes an avoidable preference to such Holder within the meaning of any applicable bankruptcy laws, then the Trustee shall notify the Insurer or its designee of such fact by telephone or telegraphic notice, confirmed in writing by registered or certified mail.

  The Trustee is hereby irrevocably designated, appointed, directed and authorized to act as attorney-in-fact for Holders of the Series C Notes as follows:

    (1) If and to the extent there is a deficiency in amounts required to pay interest on the Series C Notes, the Trustee shall (a) execute and deliver to the Insurance Paying Agent, in form satisfactory to the Insurance Paying Agent, an instrument appointing the Insurer as agent for such Holders in any legal proceeding related to the payment of such interest and an assignment to the Insurer of the claims for interest to which such deficiency relates and which are paid by the Insurer, (b) receive as designee of the respective Holders (and not as Trustee) in accordance with the tenor of the Policy payment from the Insurance Paying Agent with respect to the claims for interest so assigned, and (c) disburse the same to such respective Holders; and

    (2) If and to the extent there is a deficiency in amounts required to pay principal of the Series C Notes, the Trustee shall (a) execute and deliver to the Insurance Paying Agent in form satisfactory to the Insurance Paying Agent an instrument appointing the Insurer as agent for such Holders in any legal proceeding relating to the payment of such principal and an assignment to the Insurer of any of the Series C Notes surrendered to the Insurance Paying Agent to the extent of the principal amount thereof as has not previously been paid or for which moneys are not held by the Trustee and available for such payment (but such assignment shall be delivered only if payment from the Insurance Paying Agent is received), (b) receive as designee of the respective Holders (and not as Trustee) in accordance with the tenor of the Policy payment therefor from the Insurance Paying Agent, and (c) disburse the same to such Holders.

  Payments with respect to claims for interest on and principal of Series C Notes disbursed by the Trustee from proceeds of the Policy shall not be considered to discharge the obligation of the Corporation with respect to such Series C Notes, and the Insurer shall become the owner of such unpaid Series C Notes and claims for the interest thereon in accordance with the tenor of the assignment made to it under the provisions of the preceding paragraph or otherwise.

  Irrespective of whether any such assignment is executed and delivered, the Corporation and the Trustee hereby agree for the benefit of the Insurer that,

    (1) They recognize that to the extent the Insurer makes payments, directly or indirectly (as by paying through the Trustee), on account of principal of or interest on the Series C Notes, the Insurer will be subrogated to the rights of such Holders to receive the amount of such principal and interest from the Corporation, with interest thereon as provided and solely from the sources stated in the Indenture and the Series C Notes; and

    (2) They will accordingly pay to the Insurer the amount of such principal and interest (including principal and interest recovered under subparagraph
  (ii) of the first paragraph of the Policy, which principal and interest shall be deemed past due and not to have been paid), with interest thereon as provided in the Indenture and the Series C Notes, but only from the sources and in the manner provided herein for the payment of principal of and interest on the Series C Notes to Holders, and will otherwise treat the Insurer as the owner of such rights to the extent of the amount of such principal and interest.

  Section 204. Application of Term "Outstanding" to Series C Notes. In the event that the principal and/or interest due on the Series C Notes shall be paid by the Insurer pursuant to the Policy, the Series C Notes shall remain Outstanding for all purposes of the Indenture, not be considered defeased or otherwise satisfied and not be considered paid by the Corporation, and the Indenture and all covenants, agreements and other obligations of the Corporation to the Holders of the Series C Notes shall continue to exist and such covenants, agreements and other obligations shall run to the benefit of the Insurer, and the Insurer shall be subrogated to the rights of such Holders to the extent of each such payment.

  Section 205. Insurer as Third-Party Beneficiary. To the extent that the Indenture confers upon or gives or grants to the Insurer any right, remedy or claim under or by reason of the Indenture, the Insurer is hereby explicitly recognized as being a third-party beneficiary hereunder and may enforce any such right, remedy or claim conferred, given or granted hereunder.

  Section 206. Notices. Any notice that is required to be given to a Holder of the Series C Notes or to the Trustee pursuant to the Indenture shall also be provided to the Insurer. All notices required to be given to the Insurer under the Indenture shall be in writing and shall be sent by registered or certified mail addressed to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attention: Surveillance.

  Section 207. Concerning the Special Insurance Provisions. The provisions of this Article 2 shall apply notwithstanding anything in the Indenture to the contrary, but only so long as the Policy shall be in full force and effect and the Insurer is not in default thereunder.

  Section 208. Amendments or Supplements. The Trustee, in determining whether any amendments or supplements to the Indenture may be made without the consent of the Holders, or in determining whether any action should be taken, shall consider the effect of such action on the rights of the Holders as if the Policy were not in effect.

                                   ARTICLE 3

                           Miscellaneous Provisions

  Section 301. Recitals by Corporation. The recitals in this Third Supplemental Indenture are made by the Corporation only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Series C Notes and of this Third Supplemental Indenture as fully and with like effect as if set forth herein in full.

  Section 302. Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Third Supplemental Indenture shall be read, taken and construed as one and the same instrument.

  Section 303. Executed in Counterparts. This Third Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

  IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

                                          Duke Energy Corporation


                                          By: _________________________________
                                                      Vice President

Attest:

_____________________________

                                          The Chase Manhattan Bank, as Trustee


                                          By: _________________________________
                                                      Vice President

Attest:

_____________________________

                                   EXHIBIT A

                                    FORM OF
                          SERIES C 6.60% SENIOR NOTE
                                   DUE 2038

No.                                                      CUSIP No. 264 399 619
                            DUKE ENERGY CORPORATION
                          SERIES C 6.60% SENIOR NOTE
                                   DUE 2038

  Principal Amount: $

  Regular Record Date: close of business on the 15th calendar day prior to the relevant Interest Payment Date

  Original Issue Date: March 11, 1999

  Stated Maturity: December 31, 2038

  Interest Payment Dates: March 31, June 30, September 30 and December 31

  Interest Rate: 6.60% per annum

  Authorized Denominations: $25 or any integral multiples thereof

  Initial Redemption Date: March 11, 2004

  Duke Energy Corporation, a North Carolina corporation (the "Corporation," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to
        , or registered assigns, the principal sum of          DOLLARS ($    )
on the Stated Maturity shown above and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on each Interest Payment Date as specified above, commencing on June 30, 1999 and on the Stated Maturity at the rate per annum shown above (the "Interest Rate") until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or a Redemption Date) will, as provided in the Indenture, be paid to the Person in whose name this Series C 6.60% Senior Note Due 2038 (this "Security") is registered on the Regular Record Date as specified above next preceding such Interest Payment Date; provided that any interest payable at Stated Maturity or on a Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Securities of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

  Payments of interest on this Security will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Security shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Security is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. "Business Day" means a day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office is closed for business.

  Payment of principal of, premium, if any, and interest on the Securities of this series shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal of, premium, if any, and interest on Securities of this series represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security, provided that, in the case of payments of principal and premium, if any, such Global Security is first surrendered to the Paying Agent. If any of the Securities of this series are no longer represented by a Global Security,
(i) payments of principal, premium, if any, and interest due at the Stated Maturity or earlier redemption of such Securities shall be made at the office of the Paying Agent upon surrender of such Securities to the Paying Agent, and
(ii) payments of interest shall be made, at the option of the Corporation, subject to such surrender where applicable, (A) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

  Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

  IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal.

Dated:

                                          Duke Energy Corporation

                                          By: _________________________________
                                                     Vice President

Attest:

-------------------------------------
         Assistant Secretary

                         CERTIFICATE OF AUTHENTICATION

  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                          The Chase Manhattan Bank,
                                           as Trustee

                                          By: _________________________________

                          (Reverse Side of Security)

  This Security is one of a duly authorized issue of Securities of the Corporation (the "Securities"), issued and issuable in one or more series under a Senior Indenture, dated as of September 1, 1998, as supplemented (the "Indenture"), between the Corporation and The Chase Manhattan Bank, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Corporation, the Trustee and the Holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof as Series C 6.60% Senior Notes Due 2038 in the aggregate principal amount of $200,000,000. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

  The Securities of this series shall be redeemable, in whole or from time to time in part, at the option of the Corporation on or after March 11, 2004, on at least 30 days', but not more than 60 days', prior notice mailed to each Holder of the Securities of this series to be redeemed, at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest to the Redemption Date.

  If less than all the Securities of this series are to be redeemed at the option of the Corporation, the Trustee shall select, in such manner as it shall deem fair and appropriate, the Securities of this series to be redeemed in whole or in part. The Trustee may select for redemption Securities of this series and portions of Securities of this series in amounts of whole multiples of $25.

  If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Securities of all series affected under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected thereby (voting as one class). The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of all series with respect to which a default under the Indenture shall have occurred and be continuing (voting as one class), on behalf of the Holders of the Securities of all such series, to waive, with certain exceptions, such default under the Indenture and its consequences. The Indenture also permits the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Corporation with certain provisions of the Indenture affecting such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Corporation for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

  The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Securities of this series and for covenant defeasance at any time of certain covenants in the Indenture upon compliance with certain conditions set forth in the Indenture.

  Prior to due presentment of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

  The Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to the limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Security or Securities to be exchanged at the office or agency of the Corporation.

  This Security shall be governed by, and construed in accordance with, the internal laws of the State of New York.

                            STATEMENT OF INSURANCE

  The MBIA Insurance Corporation (the "Insurer") has issued a policy containing the following provisions, such policy being on file at The Chase Manhattan Bank in New York, New York:

  The Insurer, in consideration of the payment of the premium and subject to the terms of the policy, hereby unconditionally and irrevocably guarantees to any owner, as hereinafter defined, of the following described obligations, the full and complete payment required to be made by or on behalf of the Issuer to The Chase Manhattan Bank or its successor (the "Paying Agent") of an amount equal to (i) the principal of (either at the stated maturity or by any advancement of maturity pursuant to a mandatory sinking fund payment) and interest on, the Obligations (as that term is defined below) as such payments shall become due but shall not be so paid (except that in the event of any acceleration of the due date of such principal by reason of mandatory or optional redemption or acceleration resulting from default or otherwise, other than any advancement of maturity pursuant to a mandatory sinking fund payment, the payments guaranteed hereby shall be made in such amounts and at such times as such payments of principal would have been due had there not been any such acceleration); and (ii) the reimbursement of any such payment which is subsequently recovered from any owner pursuant to a final judgment by a court of competent jurisdiction that such payment constitutes an avoidable preference to such owner within the meaning of any applicable bankruptcy law. The amounts referred to in clauses (i) and (ii) of the preceding sentence shall be referred to herein collectively as the "Insured Amounts." "Obligations" shall mean:

                                 $200,000,000
                            DUKE ENERGY CORPORATION
                     Series C 6.60% Senior Notes Due 2038

  Upon receipt of telephonic or telegraphic notice, such notice subsequently confirmed in writing by registered or certified mail, or upon receipt of written notice by registered or certified mail, by the Insurer from the Paying Agent or any owner of an Obligation the payment of an Insured Amount for which is then due, that such required payment has not been made, the Insurer on the due date of such payment or within one business day after receipt of notice of such nonpayment, whichever is later, will make a deposit of funds, in an account with State Street Bank and Trust Company, N.A., in New York, New York, or its successor, sufficient for the payment of any such Insured Amounts which are then due. Upon presentment and surrender of such Obligations or presentment of such other proof of ownership of the Obligations, together with any appropriate instruments of assignment to evidence the assignment of the Insured Amounts due on the Obligations as are paid by the Insurer, and appropriate instruments to effect the appointment of the Insurer as agent for such owners of the Obligations in any legal proceeding related to payment of Insured Amounts on the Obligations, such instruments being in a form satisfactory to State Street Bank and Trust Company, N.A., State Street Bank and Trust Company, N.A. shall disburse to such owners or the Paying Agent payment of the Insured Amounts due on such Obligations, less any amount held by the Paying Agent for the payment of such Insured Amounts and legally available therefor. The policy does not insure against loss of any prepayment premium which may at any time be payable with respect to any Obligation.

  As used herein, the term "owner" shall mean the registered owner of any Obligation as indicated in the books maintained by the Paying Agent, the Issuer, or any designee of the Issuer for such purpose. The term owner shall not include the Issuer or any party whose agreement with the Issuer constitutes the underlying security for the Obligations.

  Any service of process on the Insurer may be made to the Insurer at its offices located at 113 King Street, Armonk, New York 10504 and such service of process shall be valid and binding.

  This policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

  This policy is non-cancelable for any reason. The premium on this policy is not refundable for any reason including the payment prior to maturity of the Obligations.

                                          MBIA INSURANCE CORPORATION

                                 ABBREVIATIONS

  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common     UNIF GIFT MIN ACT -        Custodian
                                                       -------          -------
                                                        (Cust)          (Minor)
                                             under Uniform Gifts to Minors
                                             Act
                                                --------------------------
                                                                        (State)

TEN ENT -- as tenants by the entireties

JT TEN -- as joint tenants with rights of survivorship and not as tenants in common

Additional abbreviations may also be used though not on the above list.

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FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto
      (please insert Social Security or other identifying number of assignee)

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PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

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the within Security and all rights thereunder, hereby irrevocably constituting and appointing

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agent to transfer said Security on the books of the Corporation, with full power of substitution in the premises.


Dated: __________________________
                                     ------------------------------------------

                                     ------------------------------------------
                                     NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

                                   EXHIBIT B

                         CERTIFICATE OF AUTHENTICATION

  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                          The Chase Manhattan Bank, as Trustee


                                          By: _________________________________
                                                    Authorized Officer

                                      B-1